PETROMINERALS CORPORATION
                                915 WESTMINSTER
                          ALHAMBRA, CALIFORNIA 91803

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 9, 1998

To  the  Shareholders  of
Petrominerals  Corporation:

A Special Meeting of Shareholders of Petrominerals Corporation will be held at the Hilton Hotel, 150 South Los Robles, Pasadena, California 91101 on Monday, January 9, 1998 at 10:30 A.M. for the purpose of considering and acting upon the following matters:

     (1) to approve a one-for-eight reverse split of all issued and outstanding shares of Common Stock; and

     (2) to approve the amendment of the Company's Certificate of Incorporation to effect a change in the par value of the Company's common stock from $.10 per share to $.80 per share; and

     (3) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the date of December 8, 1997 as the Record Date for the Special Meeting, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE, IF MAILED WITHIN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Phillip Mungiovino, Secretary


December  10,  1997
Alhambra,  California

PETROMINERALS  CORPORATION
915  WESTMINSTER
ALHAMBRA,  CALIFORNIA  91803

SPECIAL  MEETING  OF  SHAREHOLDERS
 TO  BE  HELD  ON  JANUARY  9,  1998


PROXY  STATEMENT


This Proxy Statement and accompanying Proxy are being furnished in connection with the solicitation by the Board of Directors of Petrominerals Corporation ("Petrominerals" or the "Company") of proxies to be voted at a Special Meeting of Shareholders of the Company to be held on Friday, January 9, 1998 at 10:30 A.M. at the Hilton Hotel, 150 South Los Robles, Pasadena, California, and at any adjournment or postponement thereof (the "Special Meeting"), for the purposes set forth in this Proxy Statement and the accompanying Notice of Special Meeting. This Proxy Statement and accompanying Proxy are being mailed to shareholders of the Company on or about December 10, 1997.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING, TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Your executed Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company, at the Company's principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person, should you find it convenient to attend the Meeting and desire to vote in person. Attendance at the Special Meeting will not in and of itself constitute the revocation of a Proxy.

The Special Meeting is being held for the purpose of considering and acting upon a proposal which would (I) effect a one-for-eight reverse split (the "Reverse Split") of all issued and outstanding shares of Common Stock, and
(ii) amend the Company's Certificate of Incorporation to change the par value of the Common Stock from $.10 per share to $.80 per share.

Unless otherwise directed in the accompanying Proxy, the proxy holders will vote FOR the approval of the foregoing amendment of the Certificate of Incorporation and the Reverse Split. As to any other business which may properly come before the Special Meeting, the proxy holders will vote in accordance with their best judgment. Management of the Company does not presently know of any other such business.

The Company intends to solicit proxies principally by the use of the mails and will bear all expenses in connection with such solicitations. In addition, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements have been made with banks, brokerage houses and other custodians and nominees to forward copies of the Proxy Statement to persons for whom they hold stock of the Company and to request authority for the execution of proxies. The Company will reimburse the foregoing persons for their reasonable expenses, upon request.

                               VOTING SECURITIES

On December 8, 1997, the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, 8,475,336 shares of the Company's common stock ("common stock") were outstanding. Shareholders are entitled to one vote per share on all matters to be considered at the Meeting. The shares represented by proxies to management will be voted in the discretion of management to approve the proposal presented to the shareholders.

                            PRINCIPAL SHAREHOLDERS

The following table sets forth the specified information, as of November 1, 1997, with respect to persons or groups beneficially owning more than 5% of the common stock, to the extent it is known to the Company, either from Securities Exchange Act filings, Company records or information supplied by the persons named in the table.



                                 AMOUNT AND NATURE OF           PERCENT
NAME AND ADDRESS                 BENEFICIAL OWNERSHIP          OF CLASS

Everett L. Hodges                      799,478 (1)               9.43%
3811 Via Del Campo
San Clemente, CA 92673

Morris V. Hodges                        97,291 (2)               1.15%
27241 Burbank
Foothill Ranch, CA 92610

Paul L. Howard                         691,000 (3)               8.15%
2255 Huntley Circle
San Marino, CA  91108



____________________

     (1) The 799,478 shares beneficially held by Everett L. Hodges include 587,896 shares held of record jointly in the Everett L. Hodges and Mary M. Hodges Trust. This amount also includes 63,400 shares held directly by Everett L. Hodges, 83,182 shares held of record by Energy Production & Sales Co., Inc. ("EPS"), and 65,000 shares held by California Oil Independents, Inc. The 799,478 shares do not include 145,664 shares held in trust for the children and grandchild of Everett L. and Mary M. Hodges, as to which Mr. & Mrs. Everett L. Hodges disclaim any beneficial ownership. Everett L. Hodges and Morris V. Hodges, as a group, may be deemed to be a controlling person of Petrominerals by virtue of their share ownership.

     (2) The 97,291 shares beneficially held by Morris V. Hodges include 14,109 shares held of record jointly in the Morris V. Hodges and Kathryn M. Hodges Trust. This amount also includes 83,182 shares held of record by Sunset Pipeline and Terminaling, Inc. The 97,291 shares beneficially held by Morris V. Hodges do not include 869,235 shares held by adult children of Morris V. Hodges and Kathryn M. Hodges, as to which Mr. and Mrs. Morris V. Hodges disclaim any beneficial ownership. Morris V. Hodges and Everett L. Hodges, as a group, may be deemed to be a controlling person of Petrominerals by virtue of their share ownership.

     (3) The 691,000 shares beneficially held by Paul L. Howard are held in the Howard Family Trust.

                       DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

The following table sets forth the name, principal occupation, age and the year in which the individual first became a director for each director of the Company, together with all positions and offices with the Company held by each such person and term or period during which each has served.


                                      SERVED AS A
NAME AND PRINCIPAL OCCUPATION   AGE  DIRECTOR SINCE
------------------------------  ---  --------------

David G. Davidson  (1)           72            1990
Everett L. Hodges  (2)           63            1979
Morris V. Hodges  (3)            61            1979
Paul L. Howard  (4)              71            1975




     (1) Mr. Davidson has been principally employed as President and owner of OP&E Company since 1984. Mr. Davidson serves as a Director of Mieco, Inc., a public company engaged in domestic and foreign petroleum trading.

     (2) Mr. Everett L. Hodges served as President of the Company from September 1987 through February 1992. For more than the past ten years, Mr. Hodges has held a controlling interest in and has served as a director and officer of Energy Production & Sales Co., Inc., California Oil Independents; Inc., Coastal Petroleum Refiners, Inc. and California Tar Sands Development Corporation, and has served as a Director of St. James Oil Corporation since 1988. Mr. Hodges has also served as the President of the Violence Research Foundation, a non-profit foundation, since its inception in 1991. Certain of the foregoing companies have been affiliated with the Company in various transactions. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Everett
L. Hodges and Morris V. Hodges, as a group, may be deemed to be controlling persons.

     (3) Mr. Morris V. Hodges has held a controlling interest in and has served as a director and officer of the following companies for more than the past ten years: Hillcrest Beverly Oil Corporation; Century Resources Development; Kaymor Petroleum Products, Inc., Sunset Pipeline and Terminaling, Inc., Coastal Petroleum Refiners, Inc., and CPR Transportation. Mr. Hodges has also served as a Director of St. James Oil Corporation since 1988. Certain of the foregoing companies have been affiliated with the Company in various transactions. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Morris V. Hodges and Everett L. Hodges, as a group, may be deemed to be controlling persons.

     (4) Mr. Howard served as President of the Company from November 1975 through September 1987, and at various times during this period, served as Chairman and Chief Executive Officer. For more than the past 10 years, Mr. Howard held a controlling interest in and served as a director and officer of Howard Oil Company and California Petroleum Products, Inc. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

EXECUTIVE  OFFICERS

The executive officers of Petrominerals, together with the years in which such Officers were named to their present offices, are as follows:


                                                                YEAR NAMED TO
NAME                            POSITION WITH COMPANY          PRESENT POSITION

                         President & Chief Executive Officer;
Paul L. Howard    (1)    Chief Financial Officer                      1995
Phil Mungiovino   (2)    Corporate Secretary                          1995
Morris V. Hodges  (3)    Assistant Secretary                          1995


Each of the executive officers serves at the pleasure of the Board of Directors.

     (1) Mr. Howard was appointed to serve as Chairman, President and Chief Executive Officer, and Chief Financial Officer on March 24, 1995.

     (2) Mr. Mungiovino was appointed to the position of Corporate Secretary on March 24, 1995. He has been an employee of the Corporation for the past 23 years and has held the position of full-charge bookkeeper.

     (3)       Mr. Hodges was appointed Assistant Secretary on March 24, 1995.

                                  PROPOSAL 1
                               RECAPITALIZATION

GENERAL

The Board of Directors of the Company has adopted resolutions approving and recommending to the shareholders of the Company for their approval the following:

     (I) To effect a one-for-eight reverse split of all issued and outstanding shares of Common Stock (the "Reverse Split"); and

     (ii) To change the par value of the Common Stock from $.10 per share to $.80 per share.

If the Recapitalization is approved by the requisite vote of the Company's shareholders, it will become effective at the time (the "Effective Date") of the filing of the Amendment with the Delaware Secretary of State (the "SOS").

At and after the Effective Date, each share of the Company's $.10 par value Common Stock issued and outstanding immediately prior to the Effective Date will be reclassified and change into one-eighth (1/8) of one (1) share of the Common Stock, $.80 par value (shares of Common Stock issued and outstanding prior to the Effective Date being hereinafter called "Old Shares" and shares of Common Stock issued and outstanding at and after the effective Date being hereinafter called "New Shares"); provided, however, that, with respect to each holder of Old Shares such reclassification will be effected on the basis of the total number of Old Shares held by such shareholder and, if such reclassification would result in any holder of Old Shares becoming the holder of a fractional share interest in a New Share, the number of New shares into which such holder's Old Shares are reclassified will be rounded upward to the nearest whole share. For example, the holder of 120 Old Shares prior to the Effective Date would be holder of 15 New Shares at the Effective Date and the holder of 125 Old Shares prior to the Effective Date would be holder of 16 New Shares at the Effective Date.

Each holder of certificates representing Old Shares will be entitled, upon surrender of such certificates to the Company or any transfer or exchange agent for cancellation, to receive a new certificate or certificates representing the number of fully paid and nonassessable New Shares into which such Old Shares have been reclassified and changed. Until so presented and surrendered, certificates for Old Shares will be deemed for all purposes to evidence the ownership of a number of New Shares into which such Old Shares have been reclassified.

After the Effective Date, shareholders will be asked to surrender all certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, certificates representing the appropriate number of New Shares will not be issued to a shareholder until such shareholder has surrendered his certificates together with the properly completed and executed letter of transmittal to the Company. Shareholders should not submit their certificates until requested to do so.

Each shareholders' percentage ownership interest in the Company and proportional voting power will remain substantially unchanged after the Effective Date, except for minor differences resulting from adjustments for fractional interests. The rights and privileges of the shareholders will be materially unaffected by the Recapitalization.

REASONS  FOR  THE  RECAPITALIZATION

AUTHORIZED  SHARE  REDUCTION:    THE  "REVERSE  SPLIT"

The Board of Directors has approved the amendment of Article Fourth of the Certificate of Incorporation, which, if approved by the shareholders, will be filed with the Delaware Secretary of State. The Amendment changes the par value of the Company's common Stock from $0.10 per share to $0.80 per share, to compensate for the one-for-eight Reverse Split, and provides for the Reverse Split of all issued and outstanding shares at the ratio of one New Share for every eight Old Shares, as discussed above. At the Effective Date the number of issued and outstanding shares of Common Stock will be reduced from 8,475,336 Old Shares to approximately 1,059,417 New Shares.

The Board believes that the Reverse Split should increase the marketability and liquidity of the Common Stock. The Common Stock is listed for trading on the NASD Small Cap Market under the symbol "PTRO". As of November 20, 1997, the Common Stock was traded at $0.406 per share on the NASD Small Cap Market. If this trading price continues, the Company's stock will be downgraded from the Small Cap Market to the NASD Over-the-Counter Electronic Bulletin Board, with a consequent reduction in the ease in which the Company's shares may trade in the market. In order to retain its position on the NASD Small Cap Market, the Company's shares must be trading at $1.00 or more per share by February 23, 1998. The Board believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholders will increase the trading price of such shares to a price more appropriate for an exchange-listed security, in excess of $2.00 per share, and will thus preserve the Company's position on the Small Cap Market. However, no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split.

The Board further believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to deal in or follow lower-priced stock. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower priced stock. Some of those policies and practices involve time-consuming procedures that make the handing of lower-priced stock economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Split.

The text of the Resolutions adopted by the Board of Directors, amending Article Fourth of the Certificate of Incorporation and proposing the Reverse Split to effect the Recapitalization, is set forth in Exhibit A to this Proxy Statement.

The Board has concluded that the reduction in the number of issued and outstanding shares of Common Stock resulting from the Authorized Share Reduction should not result in a decrease in the number of shares of Common Stock authorized for issuance by the Corporation, and the Reverse Split shall not effect the number of shares which the Company is authorized to issue. The Board of Directors believes that the increased ratio of authorized shares to issued and outstanding shares resulting from the Recapitalization will provide additional flexibility for the Company to issue additional shares of Common Stock, as the need may arise, for purposes of, among other things, raising additional capital for working capital, potential acquisitions, or mergers, and for other corporate purposes.

The Board of Directors considers it to be in the best interests of the Company to have, after the Effective Date, shares of Common Stock of the Company authorized and available for issuance without further action by the shareholders, unless such shareholder action is required by applicable law or the rules of any national securities exchange on which the Company's securities may be listed.

If the Recapitalization is approved, shareholders will have no preemptive rights with respect to the additional shares of Common Stock which become available as a result of the Reverse Split. Such shares will be issued on such terms, at such time and on such conditions as the Board of Directors may determine without further action by the shareholders. The Board of Directors has neither entered into any negotiations, agreements, or understandings, nor made any other determinations, with respect to the issuance of any shares of such Common Stock.

NO  DISSENTERS  RIGHTS

Shareholders have no right under Delaware law or under the Certificate of Incorporation or Bylaws to dissent from the Recapitalization or to dissent from the rounding up of any fractional interest in New Shares to the nearest whole New Share as a result of the Reverse Split.

CHANGES  AFFECTING  CAPITAL

The Common Stock will have a par value of $0.80 per share following the Recapitalization. After the Effective Date, the number of outstanding shares of Common Stock will be reduced from approximately 8,475,336 shares (assuming that no additional shares of Common Stock are issued after the record date and prior to the Effective Date) to approximately 1,059,417 shares, and the number of authorized shares of Common Stock will be remain at Twenty Million shares. No change is being made in the par value or authorized number of Preferred Shares of the Company, which will remain at 2,900,000 shares of $0.10 par value Preferred Shares. There are currently no issued or outstanding Preferred Shares.

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Recapitalization will not affect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of New Shares will continue to be reported on the NASD Small Cap Market under the symbol "PTRO".

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  RECAPITALIZATION

The following description of Federal income tax consequences is based upon the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them of the Recapitalization.

The Company believes that because the Reverse Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following federal income tax effects:

     1. A shareholder will not recognize gain or loss upon the reclassification of the Common Stock. In the aggregate, a shareholders' basis in the New Shares will equal such shareholder's basis in the Old Shares.

     2. A shareholder's holding period for the New Shares will be the same as the holding period of the Old Shares.

     3. The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code and the Company will not recognize any gain or loss as a result of the Reverse Split.

MISCELLANEOUS

The Board of Directors may abandon the proposed Recapitalization at any time before or after the Meeting and prior to the Effective Time if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Recapitalization if it determines, in its sole discretion, that the Recapitalization will adversely affect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things. In addition, the Board of Directors may make any and all changes to the Amendments that it deems necessary in order to file the Amendments with the CCC and give effect to the Recapitalization

VOTE  REQUIRED

Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Special
Meeting,  in  person  or  by  proxy,  voting  as  a  single  class.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE RECAPITALIZATION PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE ADOPTION OF THIS PROPOSAL.

                             SECURITY OWNERSHIP OF
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership, as of November 1, 1997, of the Company's common stock with respect to all directors and officers as a group.



NAME OF DIRECTOR OR NUMBER  NUMBER OF SHARES AND NATURE
OF PERSONS IN GROUP           OF BENEFICIAL OWNERSHIP     PERCENT OF CLASS
--------------------------  ----------------------------  -----------------

David G. Davidson                    28,000    (1)                .33%
Everett L. Hodges                   799,478 (1)(2)               9.43%
Morris V. Hodges                     97,291 (1)(3)               1.15%
Paul L. Howard                      691,000 (1)(4)               8.15%


______________________

     (1) Messrs. David G. Davidson, Everett L. Hodges, Morris V. Hodges and Paul L. Howard were each granted 25,000 shares of the Company's common stock under the Directors Stock Compensation Plan in 1994 in lieu of cash directors fees for the period from May 1, 1992 to June 1, 1994. See "EXECUTIVE COMPENSATION - Stock Option Plans."

     (2) The 799,478 shares beneficially held by Everett L. Hodges include 587,896 shares held of record jointly in the Everett L. Hodges and Mary M. Hodges Trust. This amount also includes 63,400 shares held directly by Everett L. Hodges; 83,182 shares held of record by Energy Production & Sales Co., Inc. ("EPS"), and 65,000 shares held by California Oil Independents, Inc. See "EXECUTIVE COMPENSATION -Stock Option Plans."

     (3) The 97,291 shares beneficially held by Morris V. Hodges include 14,109 shares held jointly in a family trust by Morris V. and Kathryn M. Hodges, and 83,182 shares held in the name of Sunset Pipeline and Terminaling,
Inc.    See  "EXECUTIVE  COMPENSATION  -  Stock  Option  Plans."

     (4) The 691,000 shares beneficially held by Paul L. Howard are held in the name of the Howard Family Trust. See "EXECUTIVE COMPENSATION - -Stock Option Plans."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS  WITH  MANAGEMENT  AND  OTHERS

During the last fiscal year, the Company has been involved in various related party transactions with certain Directors of the Company, or entities controlled or affiliated with such individuals. The following table sets forth the relationships, through ownership of securities, between Petrominerals and the following individuals and entities involved in related party transactions during the last fiscal year:



             NAME           BENEFICIAL OWNER   PERCENTAGE OWNED
    ----------------------  -----------------  -----------------

1.  Petrominerals 81-1, a   General Partner:
    Limited Partnership      Petrominerals            6.78%
    ("Partnership")         Limited Partners:
                             EPS                     33.00%
                             Morris V. Hodges         2.26%
                             Paul L. Howard           2.26%
                             Unrelated Partie        57.40%

The Petrominerals 81-1 Limited Partnership was formed in 1981 for the purpose of drilling one development well on the Company's McGillivrae lease, located on the Hasley Canyon field, Santa Clarita Valley, Los Angeles County, California, and two development wells on the Field Fee lease, located on the Cat Canyon field, Santa Barbara County, California. The Limited Partners were granted options to participate in the drilling of one additional well on the McGillivrae lease and two additional wells on the Field Fee lease. During 1996, Petrominerals did not receive any income from the Partnership operations and realized $2,006 in overriding royalty interests. Petrominerals also received operations and equipment lease fees which totaled $3,600 during 1996.

The Partnership contributed the funds for the intangible costs of drilling the wells. Until the Partnership receives 110% of its investment in all ventures ("payout"), the Partnership will receive 176% and 110% of the revenues attributable to the working interest in the first and second McGillivrae wells, respectively, and Petrominerals, as General Partner, receives a five percent (5%) overriding royalty on the McGillivrae lease. Petrominerals' overriding royalty terminates after payout, at which time Petrominerals will receive 65% of the net revenues attributable to the working interest, and the Partnership will receive the remaining 35% of the net revenues attributable to the working interest. The Partnership does not anticipate that production will result in sufficient distributions to reach payout.



    NAME                                  BENEFICIAL OWNER   PERCENTAGE OWNED
    ------------------------------------  -----------------  -----------------

2.  Terra-Therme II                       Petrominerals            19.125%
    (Formerly the Newberry Partnership),  Paul L. Howard            9.563%
    a general partnership                 Unrelated Parties        71.312%


Terra-Therme II, a general partnership, was formed in November 1982, for the purpose of acquiring and owning interests in geothermal leases located in the Newberry Crater area of the Deschutes National Forest in Central Oregon. In addition to their interests in Terra-Therme II, the Company and Paul L. Howard, individually, held interests in lease options to acquire approximately 17,000 acres and 15,000 acres, respectively, of geothermal leases in the Newberry Crater area.

In June 1991, Vulcan Power Company ("Vulcan") purchased certain rights in the Newberry Crater geothermal leases formerly held by another party. Vulcan formed a new joint venture partnership entity known as Vulcan Pacific, in which Vulcan acts as operator of the interests it acquired.

The Terra-Therme II Partnership retains a 1% net profits interest in certain of the properties in the Newberry site. In addition, the Terra--Therme Partnership retains a 0.6% overriding royalty interest on certain remaining properties it acquired from Vulcan. The Company retains a 19.125% interest and Mr. Howard retains a 9.563% interest in the Terra--Therme II Partnership. In the first half of 1997, the Terra-Therme II Partnership filed for protection under Chapter 11 of the United States Bankruptcy Code.




                 NAME               BENEFICIAL OWNER   PERCENTAGE OWNED
    ------------------------------  -----------------  -----------------

3.  Petrominerals 96-1, a Limited   General Partner:
    Partnership ("Partnership)       Petrominerals            1.00%
                                    Limited Partners:
                                     Paul L. Howard          23.21%
                                     Kaymore Petroleum
                                     Products, Inc.          17.86%
                                     David G. Davidson       17.86%
                                     Unrelated Parties       40.07%


Kaymore  Petroleum  Products,  Inc.  is  controlled  by  Morris  V.  Hodges.

The Petrominerals 96-1 Limited Partnership was formed in 1996 for the purpose of participating in the drilling and operation of one well on Petromineral's Mabel Strawn lease, located on the Hasley Canyon field, Santa Clarita Valley, Los Angeles County, California, pursuant to a Joint Venture Agreement with Petrominerals.

Petrominerals, as General Partner, has contributed $2,800 to the Partnership, which represents approximately one percent (1%) of the aggregate contributions to the Partnership's capital, and the limited partners have contributed $277,200 to the Partnership. Petrominerals will receive or be charged its proportionate share of each item of the Partnership's income, gain, expense, deduction, loss or credit; provided, however, that Petrominerals bears 100% of the losses incurred by the Partnership after the losses exceed the capital contributions of the limited partners.

Pursuant to the Joint Venture Agreement, Petrominerals assigned to the Joint Venture one drill site on the Mabel Strawn Lease, located on the Hasley Canyon field, Santa Clarita Valley, and contributed the use of metering and treatment equipment, its pipelines and shipping facilities and access to the other existing facilities.

The Partnership contributed the sum of $280,000.00 for the intangible costs of drilling. Until the Partnership receives 125% of the funds it contributed to the Joint Venture ("payout"), the Partnership will receive 90% of the net working interest in the wells designated by Petrominerals to be drilled and Petrominerals will receive 10% of the net working interest. After payout, the Partnership will receive 30% of the working interest and Petrominerals will receive 70% of the working interest.

The payment of the $280,000 is to pay 100% of the intangible costs of drilling the well. Thereafter, operation will be conducted by Petrominerals for $1,000 per well per month pursuant to an Operating Agreement between Petrominerals and the Partnership. Production commenced in January, 1997. Distributions through April, 1997, have been approximately $38,004 to the limited partners of the Partnership and approximately $5,631 to Petrominerals. In addition, Petrominerals has received approximately $9,600 in equipment rentals.

Other than the transactions described above, no executive officer, director, stockholder known to the Company to own, beneficially or of record, more than 5% of the Company's Common Stock, or any member of the immediate family of any of those persons has engaged since the beginning of the Company's last fiscal year or proposes to engage in the future, in any transaction or series of similar transactions with the Company, directly or indirectly through a separate entity, in which the amount involved exceeded or will exceed $60,000.

CERTAIN  BUSINESS  RELATIONSHIPS

Other than as described above, no business relationship between the Company and any business or professional entity for which a director of the Company has served during the last fiscal year or currently serves as an executive officer, or in which a director of the Company has owned during the last fiscal year or currently owns a beneficial interest or of record 10% of the Company's common stock, has existed since the beginning of the Company's fiscal year or currently exists. In addition, the Company did not owe at the end of its last full fiscal year any business or professional entity for which a director of the Company served during the last fiscal year or currently serves as an executive officer, or in which a director of the Company served during the last fiscal year or currently owns beneficially or of record a 10% interest, or an aggregate amount in excess of 5% of the Company's total assets at the end of its last fiscal year. No director of the Company has served during the last fiscal year or currently serves as a partner or executive officer of any investment banking firm that performed services for the Company during the last fiscal year, or that the Company proposes to have perform services during the current year. The Company knows of no other relationship between any director and the Company substantially similar in nature and scope to those described above.

INDEBTEDNESS  OF  MANAGEMENT

During the Company's last fiscal year, no executive officer, director, any member of the immediate family or any of those persons, any corporation or organization for which any of those persons serve as an executive officer or partner or which they own directly or indirectly 10% or more of its equity securities, or any trust or other estate in which any of the Company's executive officers or directors have a substantial beneficial interest or for which they serve as a trustee or in a similar capacity, has owed the Company at any time since the beginning of its last fiscal year more than $60,000.

                                OTHER BUSINESS

The Company does not intend to present any other business for action at the Special Meeting and does not know of any other business intended to be presented by others. Should any other matters come before the meeting, the Proxies will be voted by the persons authorized therein, or their substitutes, in accordance with their best judgment on such matters.

                        QUARTERLY REPORT ON FORM 10-QSB

The Company's Quarterly Report on Form 10-QSB for the period ending September 30, 1997, as filed with the Securities and Exchange Commission, is being mailed concurrently with the mailing of this Proxy Statement to shareholders of record on or about December 10, 1997. The cost of furnishing such Quarterly Report on Form 10-QSB and of making this proxy solicitation will be borne by the Company. Copies of exhibits to the Quarterly Report on Form 10-QSB are available upon request, but a reasonable handling fee will be charged to the requesting shareholder. Each written request must set forth a good faith representation that, as of the record date, the person making the request is a beneficial owner of the Company's Common Stock and entitled to vote at the Special Meeting. Shareholders should direct their written request to the Company, Attention: Corporate Secretary, 915 Westminster, Alhambra, California 91803.

                         INCORPORATION BY REFERENCE OF
                          ANNUAL REPORT ON FORM 10-K

The Company's Annual Report on Form 10-KSB for the year ending December 31, 1996, as filed with the Securities and Exchange Commission, is incorporated herein by this reference. Copies of the Annual Report are available upon the written request of any shareholder, at no charge. Each written request must set forth a good faith representation that, as of the record date, the person making the request is a beneficial owner of the Company's Common Stock and entitled to vote at the Special Meeting. Shareholders should direct their written request to the Company, Attention: Corporate Secretary, 915 Westminster, Alhambra, California 91803. Copies of exhibits to the Annual Report on Form 10-KSB are also available upon request.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            ___________________________________
                                            Phillip Mungiovino, Secretary

Dated:        December  8,  1997

EXHIBIT  A  TO  PROXY  STATEMENT

RESOLUTIONS  ADOPTED  AT  SPECIAL  MEETING
OF  BOARD  OF  DIRECTORS  OF
PETROMINERALS  CORPORATION

November  20,  1997


I. AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION AND REVERSE SPLIT OF COMMON STOCK

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and its Shareholders to effect a one-for-eight reverse stock split of the Corporation's $0.10 par value common stock, and thereby to change each presently authorized share of common stock that may be in the treasury or issued and outstanding immediately prior to such reverse split into one-eighth of a share of $0.80 par value common stock, having the same characteristics, so that eight shares of issued and outstanding $0.10 par value common stock of the Corporation immediately prior to the reverse stock split shall be converted into one share of $0.80 par value common stock immediately following the reverse stock split; and

WHEREAS, the Board of Directors desires to obtain shareholder approval of such action, in accordance with the Bylaws of the Corporation and relevant laws of the State of Delaware regulating such action;

NOW,  THEREFORE,  IT  IS

RESOLVED, that effective as of the approval of these resolutions by the shareholders of the Corporation, the first paragraph of Article Fourth of the Certificate of Incorporation shall be amended to read in its entirety as follows:

"FOURTH:         This Corporation shall have two classes of stock to be called
Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation is authorized to issue is Twenty Million (20,000,000) and the par value of each share is Eighty Cents ($0.80), amounting in the aggregate to Forty Million Dollars ($40,000,000). The total number of shares of Preferred Stock which this Corporation is authorized to issue is Two Million Nine Hundred Thousand (2,900,000) and the par value of each share is Ten Cents ($0.10), amounting in the aggregate to Two Hundred Ninety Thousand Dollars ($290,000)."

RESOLVED FURTHER, that each presently authorized share of $0.10 par value common stock that may be in the treasury or outstanding immediately prior to such amendment and restatement of the Certificate of Incorporation shall be changed and converted into one-eighth of a share of $0.80 par value common stock having the same characteristics; and

RESOLVED FURTHER, that the foregoing amendment and restatement of the Certificate of Incorporation of this Corporation shall not effect any change in the aggregate amounts of the Corporation's various capital and surplus accounts; and

RESOLVED FURTHER, that the appropriate officers of the Corporation are authorized and directed to prepare and execute appropriate certificates of amendment and to cause such certificates to be filed with the proper state agency upon approval of such amendment and restatement by the shareholders of the Corporation so that such amendments will become effective at the time indicated above.

RESOLVED FURTHER, that if the foregoing amendments are duly approved by the shareholders, the manner in which the one-for-eight reverse stock split shall be effected is as follows:

1. Each share of the Corporation's Common Stock, $0.10 par value, issued and outstanding as of the close of business on January 9, 1997 (the "Old
Shares"), shall thereafter, without any further action being taken, be reclassified and shall be converted into one-eighth (1/8) of one share of Common Stock, $0.80 par value (the "New Shares").

2. With respect to each holder of Old Shares, the reclassification and conversion of such Old Shares shall be effected on the basis of the total number of Old Shares held by such Holder, and if such reclassification and conversion would result in any holder of Old Shares becoming the holder of a fractional share interest in a New Share, then the number of New Shares in which such holders Old Shares are reclassified and converted shall be rounded upward to the nearest whole share.

3. Each holder of certificates representing Old Shares shall be entitled, upon surrender of such certificate to the corporation or any transfer or exchange agent for cancellation, to receive a new certificate or certificates representing the number of fully paid and non-assessable New Shares into which such Old Shares have been reclassified and converted. Until so presented and surrendered, certificates of Old Shares shall, except as provided in the following sentence, be deemed for all purposes to evidence the ownership of the number of New Shares into which such Old Shares have been reclassified and converted pursuant to this paragraph. The holder of any certificate of any Old Shares shall not be paid any distribution payable on the Common Stock to which such holder shall otherwise be entitled until such holder surrenders such certificate in exchange for a certificate or certificates representing New Shares.

RESOLVED FURTHER, that if the foregoing amendments are duly approved by the shareholders, then, pursuant to Paragraph 19 of the Corporation's 1993 Incentive Stock Option Plan and 1993 Nonstatutory Stock Option Plan, this board hereby makes the following adjustments to reflect the one-for-eight stock split:

1. The number of shares subject to each option granted under each such plan that may be outstanding as of the close of business on January 9, 1998, shall be divided by eight and the option price per share under each option shall be multiplied by eight times the price previously set by the Board in each case;

2. The aggregate number of shares that shall be available for options not yet granted under each such plan at said time shall be divided by eight and the maximum limit imposed on the number of shares as to which options may be granted to any single individual shall likewise be divided by eight.

RESOLVED FURTHER, that the Corporation shall take all necessary action to notify the National Association of Securities Dealers ("NASDAQ") as to the one-for-eight reverse stock split (subject to shareholder approval of the foregoing amendment) for the correction of the listing of the Corporation's Common Stock and its share price to reflect the results of such reverse split.

RESOLVED FURTHER, that the president, any vice-president, the treasurer, and the secretary are hereby jointly and severally authorized, in the name and on behalf of the Corporation:

1. To execute, file, and deliver to NASDAQ any applications and other documents that they may deem necessary or appropriate;

2. To make any changes in any such listing application or other document or instrument that they may deem necessary and desirable; and

3. To make any required appearances before any official or group of officials of NASDAQ.

RESOLVED FURTHER, that if the foregoing amendments are duly approved by the shareholders, the appointment of ChaseMellon Shareholder Services as transfer agent for the Corporation's capital stock shall automatically be extended, as of the time such amendments become effective, to include the reverse stock split.

RESOLVED FURTHER, that if the foregoing amendments are duly approved by shareholders, the proper officers of the Corporation are hereby authorized and directed, in the name and on behalf of the Corporation, to execute, deliver, and file all notices, certificates, and other papers, pay all fees, and take such action as may be required to maintain the Corporation's good standing in the states and territories of the United States in which the Corporation is authorized to do business and to comply with the blue-sky or securities laws of any of the states or territories of the United States that may be applicable to (1) the solicitation of shareholder proxies authorizing management to vote in favor of said amendments or (2) the offering for sale, or the sale or issuance of shares of the Corporation's Common Stock as contemplated by these amendments.

RESOLVED FURTHER, that the secretary of the Corporation be, and he hereby is, authorized and directed to call a special meeting of the shareholders of the Corporation to be held on January 9, 1998, at 10:30 a.m. at the Hilton Hotel, 150 South Los Robles, Pasadena, California 91101.

RESOLVED, that pursuant to Section 213 of the General Corporation Law of the State of Delaware, the Board of Directors hereby declares that stockholders of record at the close of business on December 8, 1997, shall be entitled to notice of and to vote at the special meeting of stockholders to be held January 9, 1998.

PETROMINERALS  CORPORATION
915  WESTMINSTER
ALHAMBRA,  CALIFORNIA  91803

THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS

The undersigned hereby appoints Paul L. Howard and Phillip Mungiovino as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Petrominerals Corporation held of record by the undersigned on December 8, 1997, at the Special Meeting of Shareholders to be held on January 9, 1998, or any adjournment or postponement thereof.

1. APPROVAL OF ONE-FOR-EIGHT REVERSE SPLIT OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AND CHANGE IN PAR VALUE OF COMMON STOCK FROM $0.10 PER SHARE TO $0.80 PER SHARE




                   [  ]   FOR  [  ]   AGAINST  [  ]   ABSTAIN



3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     Dated:



                                  Signature


                                  (Signature  if  held  jointly)

                                  Please sign exactly as name appears in type.
                                  When the shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE